Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Diane McClintock
Chief Financial Officer
		email:	investorrelations@wattswater.com

WATTS WATER TECHNOLOGIES REPORTS RECORD FOURTH QUARTER AND FULL YEAR 2025 RESULTS

Fourth Quarter 2025 Highlights

◾	Sales of $625 million, up 16% on a reported basis and 8% organically

◾	Operating margin of 18.2%, up 170 bps; adjusted operating margin of 19.0%, up 220 bps

◾	Diluted EPS of $2.50, up 24%; adjusted diluted EPS of $2.62, up 28%

◾	Acquired Haws Corporation on November 4, Superior Boiler on November 14 and Industrial Company for Castings and Sanitary Fittings (“Saudi Cast”) on November 29

Full Year 2025 Highlights

◾	Sales of $2.44 billion, up 8% on a reported basis and 5% organically

◾	Operating margin of 18.4%, up 110 bps; adjusted operating margin of 19.6%, up 190 bps

◾	Diluted EPS of $10.17, up 17%; adjusted diluted EPS of $10.58, up 19%

◾	Operating cash flow of $402 million and free cash flow of $356 million, an 11% and 7% increase, respectively

Note changes in performance are relative to fourth quarter and year ended December 31, 2024

North Andover, Mass., February 11, 2026 -- Watts Water Technologies, Inc. (NYSE: WTS) – through its subsidiaries, one of the world’s leading manufacturers and providers of plumbing, heating and water quality products and solutions – today announced results for the fourth quarter and full year 2025.

Chief Executive Officer Robert J. Pagano Jr. said, “I would like to recognize the Watts team for their hard work and dedication, which resulted in record fourth quarter and full year 2025 performance, including record sales, operating income and earnings per share. In addition, we continued to meet our customers’ needs for innovative solutions that address their greatest water safety, water conservation and energy efficiency challenges. We also successfully executed on our goals to develop differentiated products and further enhance productivity through the One Watts Performance System.”

“We are proud of the work done to complete the acquisitions of Haws Corporation, Superior Boiler and Saudi Cast during the quarter. These strategic and complementary acquisitions expand our product portfolio, channel access and geographic presence. They also increase our exposure to specified, code-driven products in non-residential, institutional and industrial end markets. The integration of all three acquisitions is underway and progressing well.”

Mr. Pagano concluded, “We look ahead to the coming year with confidence in our strategic growth initiatives and execution capabilities while continuing to monitor ongoing geopolitical uncertainty and mixed global markets. Our business is resilient and diversified, underpinned by a strong balance sheet and robust cash flow that support disciplined capital deployment. We will continue to invest for the future, return capital to our shareholders, and execute our strategy to drive profitable, long-term growth.”

A summary of fourth quarter and full year financial results is as follows:

	Fourth Quarter and Full Year Earnings Summary
	Fourth quarter ended December 31,				Year ended December 31,
(In millions, except per share information)	2025	2024	% Change		2025	2024	% Change
Net sales	$625.1	$540.4	16%		$2,438.5	$2,252.2	8%
Organic sales growth % (1)			8%				5%

Operating income	$113.7	$89.0	28%		$448.1	$390.4	15%
Operating margin %	18.2%	16.5%	170	bps	18.4%	17.3%	110	bps

Adjusted operating income (1)	$118.7	$90.9	31%		$477.2	$399.6	19%
Adjusted operating margin % (1)	19.0%	16.8%	220	bps	19.6%	17.7%	190	bps

Diluted earnings per share	$2.50	$2.02	24%		$10.17	$8.69	17%
Special items (1)	0.12	0.03			0.41	0.17
Adjusted diluted earnings per share (1)	$2.62	$2.05	28%		$10.58	$8.86	19%

(1)	Organic sales growth, adjusted operating income, adjusted operating margin, free cash flow, special items and adjusted diluted earnings per share represent non-GAAP financial measures. For a reconciliation of GAAP to non-GAAP items, please see the tables attached to this press release.

Fourth Quarter Financial Highlights

Fourth quarter 2025 performance relative to fourth quarter 2024

Sales of $625 million increased 16% on a reported basis and 8% on an organic basis. Organic sales increased primarily due to favorable price and an additional shipping day in the quarter. Incremental acquisition sales within the Americas and APMEA were $29 million and contributed 6% to reported growth. Favorable foreign exchange movements increased sales by $10 million, or 2%.

Operating margin increased 170 basis points on a reported basis and 220 basis points on an adjusted basis. Operating and adjusted operating margin increased primarily due to favorable price and productivity which more than offset inflation, investments and tariffs. Operating margin was unfavorably impacted by an increase in acquisition-related charges and restructuring charges.

Regional Performance

Americas

Sales of $467 million increased 17% on a reported basis and 10% on an organic basis, primarily due to favorable price and an additional shipping day. Acquisitions contributed $27 million of incremental sales, or 7%, to reported growth.

Segment margin increased 150 basis points as benefits from price realization and productivity more than offset inflation, tariffs, and acquisition dilution.

Europe

Sales of $120 million increased 10% on a reported basis and 1% on an organic basis. Sales growth was due to favorable foreign exchange movements, which increased reported sales by 9%. Organic sales increased as a result of favorable price and an additional shipping day partially offset by lower volumes due to continued market weakness.

Segment margin increased 490 basis points as price, productivity, and restructuring actions more than offset inflation.

APMEA

Sales of $39 million increased 15% on a reported basis and 9% on an organic basis, with growth across all major countries in the segment. The acquisition of Saudi Cast contributed $2 million of incremental sales, or 6%, to reported growth.

Segment margin decreased 20 basis points as inflation and affiliate volume deleverage more than offset benefits from productivity and acquisition accretion.

Cash Flow and Capital Allocation

For full year 2025, operating cash flow was $402 million and net capital expenditures were $46 million, resulting in free cash flow of $356 million. For full year 2024, operating cash flow was $361 million and net capital expenditures were $29 million, resulting in free cash flow of $332 million. Operating and free cash flow increased due to higher net income and lower tax payments as a result of the One Big Beautiful Bill Act, partially offset by higher inventory driven by strategic investment and incremental tariffs. Free cash flow was also unfavorably impacted by an increase in net capital expenditures, partly due to proceeds from the sale of properties in the prior year.

For the fourth quarter of 2025, the Company repurchased approximately 15,000 shares of Class A common stock at a cost of $4.2 million. For full year 2025, the Company repurchased approximately 67,000 shares at a cost of $16.0 million. Approximately $129 million remains available under the stock repurchase program authorized in 2023. There is no expiration date for this program.

Full Year 2026 Outlook

The Company anticipates full year 2026 sales growth to range from up 8% to up 12% on a reported basis and up 2% to up 6% on an organic basis. Full year operating margin is expected to be between 18.8% and 19.4%, or up 40 basis points to up 100 basis points, and adjusted operating margin is expected to be between 19.1% and 19.7%, or down 50 basis points to up 10 basis points.

Further 2026 planning assumptions are included in the fourth quarter earnings materials posted in the Investor Relations section of our website at www.watts.com.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live webcast of its conference call to discuss fourth quarter and full year 2025 results on Thursday, February 12, 2026 at 9:00 a.m. EST. This press release and the live webcast can be accessed by visiting the Investor Relations section of the Company's website at www.watts.com. Following the webcast, the call recording will be available at the same address until February 11, 2027.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacturing of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Watts’ expertise in a wide variety of water technologies enables us to be a comprehensive supplier to the water industry.

This press release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected full year 2026 financial results, including sales and organic sales growth, operating margin and adjusted operating margin, our strategy, investments, the impact of tariffs, the benefits from and integration of recent acquisitions, our ability to manage uncertainty and current market conditions, including the fluid trade environment, our portfolio offerings, long-term growth and shareholder value creation and return of capital to stockholders. These forward-looking statements reflect our current views about future events. You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties. These potential risks and uncertainties include, but are not limited to: the imposition of or changes to tariff rates and related impacts to our business and the broader market; the effectiveness, timing and expected savings associated with our cost-cutting actions, restructuring and initiatives; integration of acquired businesses in a timely and cost-effective manner, retention of supplier and customer relationships and key employees, and the ability to achieve synergies and cost savings in the amounts and within the time frames currently anticipated; current economic and financial conditions, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; inflation; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks and costs; changes in the status of current litigation; the war in Ukraine and other global crises; supply chain and logistical disruptions or labor shortages and workforce disruptions that could negatively affect our supply chain, manufacturing, distribution, or other business processes; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 16 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the Securities and Exchange Commission (“SEC”), as will be updated by our Annual Report on Form 10-K for the year ended December 31, 2025, as well as risk factors disclosed in our other subsequent filings with the SEC. We undertake no duty to update the information contained in this press release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024
Net sales	$625.1	$540.4	$2,438.5	$2,252.2
Cost of goods sold	315.9	287.7	1,232.5	1,190.2
GROSS PROFIT	309.2	252.7	1,206.0	1,062.0
Selling, general and administrative expenses	194.4	162.9	734.2	664.4
Restructuring	1.1	0.8	23.7	7.2
OPERATING INCOME	113.7	89.0	448.1	390.4
Other (income) expense:
Interest income	(2.7)	(2.8)	(9.8)	(8.9)
Interest expense	2.7	2.8	10.8	14.7
Other expense (income), net	0.5	—	1.3	(1.4)
Total other expense	0.5	—	2.3	4.4
INCOME BEFORE INCOME TAXES	113.2	89.0	445.8	386.0
Provision for income taxes	29.5	21.5	105.0	94.8
NET INCOME	$83.7	$67.5	$340.8	$291.2

BASIC EPS
NET INCOME PER SHARE	$2.50	$2.02	$10.17	$8.70
Weighted average number of shares	33.4	33.4	33.5	33.5
DILUTED EPS
NET INCOME PER SHARE	$2.50	$2.02	$10.17	$8.69
Weighted average number of shares	33.5	33.5	33.5	33.5
Dividends declared per share	$0.52	$0.43	$1.99	$1.65

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	December 31,	December 31,
	2025	2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$405.5	$386.9
Trade accounts receivable, less reserve allowances of $12.5 million at December 31, 2025 and $11.9 million at December 31, 2024	294.0	253.2
Inventories, net:
Raw materials	190.8	141.9
Work in process	28.5	16.9
Finished goods	305.0	233.3
Total Inventories	524.3	392.1
Prepaid expenses and other current assets	62.3	51.3
Total Current Assets	1,286.1	1,083.5
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	777.1	691.6
Accumulated depreciation	(480.0)	(436.8)
Property, plant and equipment, net	297.1	254.8
OTHER ASSETS:
Goodwill	859.0	715.0
Intangible assets, net	294.6	235.0
Deferred income taxes	17.9	36.4
Other, net	126.5	72.3
TOTAL ASSETS	$2,881.2	$2,397.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$182.2	$148.0
Accrued expenses and other liabilities	234.7	190.8
Accrued compensation and benefits	95.5	79.1
Total Current Liabilities	512.4	417.9
LONG-TERM DEBT	197.7	197.0
DEFERRED INCOME TAXES	36.5	10.9
OTHER NONCURRENT LIABILITIES	106.9	63.3
STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 120,000,000 shares authorized; 1 vote per share; issued and outstanding, 27,426,533 shares at December 31, 2025 and 27,366,685 shares at December 31, 2024	2.7	2.7
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding, 5,916,290 shares at December 31, 2025 and 5,953,290 shares at December 31, 2024	0.6	0.6
Additional paid-in capital	720.6	696.2
Retained earnings	1,431.3	1,184.8
Accumulated other comprehensive loss	(127.5)	(176.4)
Total Stockholders’ Equity	2,027.7	1,707.9
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,881.2	$2,397.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2025	2024
OPERATING ACTIVITIES
Net income	$340.8	$291.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	36.2	34.6
Amortization of intangibles	20.6	19.8
Amortization of cloud computing arrangements	1.6	—
Loss on disposal, (gain) on sale of assets	0.3	(5.2)
Stock-based compensation	21.2	19.5
Deferred income tax	38.5	(14.7)
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	(9.5)	3.3
Inventories	(75.4)	13.6
Prepaid expenses and other assets	(18.1)	(9.0)
Accounts payable, accrued expenses and other liabilities	45.8	8.0
Net cash provided by operating activities	402.0	361.1
INVESTING ACTIVITIES
Additions to property, plant and equipment	(45.7)	(35.3)
Proceeds from the sale of property, plant and equipment	—	5.9
Business acquisitions, net of cash acquired	(257.1)	(96.3)
Other investing activity	—	1.0
Net cash used in investing activities	(302.8)	(124.7)
FINANCING ACTIVITIES
Payments of long-term debt	—	(100.0)
Payments for withholding taxes on vested awards	(11.4)	(13.0)
Payments for debt issuance costs	—	(2.3)
Payments for finance leases and other	(2.6)	(2.7)
Payments to repurchase common stock	(16.0)	(17.0)
Dividends	(66.9)	(55.5)
Net cash used in financing activities	(96.9)	(190.5)
Effect of exchange rate changes on cash and cash equivalents	16.3	(9.1)
INCREASE IN CASH AND CASH EQUIVALENTS	18.6	36.8
Cash and cash equivalents at beginning of year	386.9	350.1
CASH AND CASH EQUIVALENTS AT END OF YEAR	$405.5	$386.9

Segment Earnings and Non-GAAP Financial Measures

In this press release, segment earnings is our GAAP performance measure used by our chief operating decision-maker (“CODM”) to assess and evaluate segment results. Segment earnings exclude the impact of non-recurring and unusual items, such as restructuring costs, acquisition-related costs, gain or loss on sale of assets and pension settlements. The CODM uses segment earnings for insight into underlying trends comparing past financial performance with current performance by reporting segment on a consistent basis. Segment margin is defined as segment earnings divided by segment revenue.

We refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margin, adjusted net income, adjusted diluted earnings per share, organic sales, organic sales growth, free cash flow, cash conversion rate of free cash flow to net income and net debt to capitalization ratio) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe these financial measures enhance the overall understanding of our historical financial performance and give insight into our future prospects. Adjusted operating income, adjusted operating margin, adjusted net income and adjusted diluted earnings per share eliminate certain expenses incurred and benefits recognized in the periods presented that relate primarily to our global restructuring programs, acquisition-related costs, gain or loss on sale of assets, pension settlements, other investment gains and the related income tax impacts on these items and tax adjustment items (with respect to adjusted net income and adjusted diluted earnings per share only). Management then utilizes these adjusted financial measures to assess the run rate of the Company’s operations against those of comparable periods. Organic sales and organic sales growth are non-GAAP measures of net sales and net sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales and organic sales growth provides useful information to investors, potential investors and others, and allows for a more complete understanding of underlying sales trends by providing sales and sales growth on a consistent basis. Free cash flow, cash conversion rate of free cash flow to net income, and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company's relative balance sheet leverage to other industrial manufacturing companies. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Fourth Quarter Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2025	2024	2025	2024

Net sales	$625.1	$540.4	$2,438.5	$2,252.2

Operating income	$113.7	$89.0	$448.1	$390.4
Operating margin %	18.2%	16.5%	18.4%	17.3%

Adjustments for special items:
Restructuring	$1.1	$0.8	$23.7	$7.2
Acquisition-related costs	3.9	1.1	5.4	14.2
Gain on sale of assets	—	—	—	(4.4)
Pension settlement	—	—	—	(7.8)
Total adjustments for special items	$5.0	$1.9	$29.1	$9.2

Adjusted operating income	$118.7	$90.9	$477.2	$399.6
Adjusted operating margin %	19.0%	16.8%	19.6%	17.7%

Net income	$83.7	$67.5	$340.8	$291.2

Adjustments for special items - tax effected:
Restructuring	$0.8	$0.6	$17.8	$5.4
Acquisition-related costs	3.4	0.8	4.5	10.7
Gain on sale of assets	—	—	—	(3.5)
Pension settlement	—	—	—	(5.8)
Other investment gain	—	—	—	(1.0)
Tax adjustment items	—	(0.4)	(8.3)	—
Total adjustments for special items - tax effected	$4.2	$1.0	$14.0	$5.8

Adjusted net income	$87.9	$68.5	$354.8	$297.0

Diluted earnings per share	$2.50	$2.02	$10.17	$8.69
Restructuring	0.02	0.02	0.53	0.16
Acquisition-related costs	0.10	0.02	0.13	0.32
Gain on sale of assets	—	—	—	(0.11)
Pension settlement	—	—	—	(0.17)
Other investment gain	—	—	—	(0.03)
Tax adjustment items	—	(0.01)	(0.25)	—
Adjusted diluted earnings per share	$2.62	$2.05	$10.58	$8.86

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF SEGMENT EARNINGS TO CONSOLIDATED OPERATING INCOME - GAAP

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	December 31, 2025				December 31, 2024
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$468.6	128.1	55.4	$652.1	$400.2	113.6	54.8	$568.6
Elimination of intersegment sales	(2.0)	(8.4)	(16.6)	(27.0)	(2.2)	(5.0)	(21.0)	(28.2)
Net sales from external customers	$466.6	119.7	38.8	$625.1	$398.0	108.6	33.8	$540.4

Segment earnings	$108.7	18.0	6.7	$133.4	$86.9	11.0	5.9	$103.8
Segment margin %	23.3%	15.1%	17.3%	21.3%	21.8%	10.2%	17.5%	19.2%

Corporate operating loss - excluding special items				$(14.7)				$(12.9)
Corporate special items				(1.6)				(1.1)
Corporate operating loss				$(16.3)				$(14.0)

Adjustments for segment special items:	$(1.8)	(1.2)	(0.4)	$(3.4)	$1.2	(1.9)	(0.1)	$(0.8)

Operating income				$113.7				$89.0
Operating margin %				18.2%				16.5%

	Year Ended
	December 31, 2025				December 31, 2024
	Americas	Europe	APMEA	Total	Americas	Europe	APMEA	Total

Total segment net sales	$1,855.8	484.3	235.3	$2,575.4	$1,673.8	476.3	218.7	$2,368.8
Elimination of intersegment sales	(8.4)	(33.6)	(94.9)	(136.9)	(8.9)	(23.0)	(84.7)	(116.6)
Net sales from external customers	$1,847.4	450.7	140.4	$2,438.5	$1,664.9	453.3	134.0	$2,252.2

Segment earnings	$452.2	59.8	25.7	$537.7	$376.0	53.2	24.5	$453.7
Segment margin %	24.5%	13.3%	18.3%	22.1%	22.6%	11.7%	18.3%	20.1%

Corporate operating loss - excluding special items				$(60.5)				$(54.1)
Corporate special items				(1.6)				(1.7)
Corporate operating loss				$(62.1)				$(55.8)

Adjustments for segment special items:	$(3.3)	(23.7)	(0.5)	$(27.5)	$(3.5)	(3.4)	(0.6)	$(7.5)

Operating income				$448.1				$390.4
Operating margin %				18.4%				17.3%

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF NET SALES TO NON-GAAP ORGANIC SALES

(Amounts in millions)

(Unaudited)

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2025	$466.6	$119.7	$38.8	$625.1
Net sales December 31, 2024	398.0	108.6	33.8	540.4
Dollar change	$68.6	$11.1	$5.0	$84.7
Net sales % increase	17.2%	10.2%	14.8%	15.7%
Foreign exchange impact	—%	(8.8)%	(0.3)%	(1.9)%
Acquisition impact	(6.8)%	—%	(6.0)%	(5.4)%
Organic sales % increase	10.4%	1.4%	8.5%	8.4%

	Year Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2025	$1,847.4	$450.7	$140.4	$2,438.5
Net sales December 31, 2024	1,664.9	453.3	134.0	2,252.2
Dollar change	$182.5	$(2.6)	$6.4	$186.3
Net sales % increase (decrease)	11.0%	(0.6)%	4.8%	8.3%
Foreign exchange impact	—%	(4.0)%	1.5%	(0.7)%
Acquisition impact	(3.0)%	—%	(1.5)%	(2.3)%
Organic sales % increase (decrease)	8.0%	(4.6)%	4.8%	5.3%

	Fourth Quarter Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2024	$398.0	$108.6	$33.8	$540.4
Net sales December 31, 2023	387.0	128.0	32.5	547.5
Dollar change	$11.0	$(19.4)	$1.3	$(7.1)
Net sales % increase (decrease)	2.8%	(15.2)%	4.0%	(1.3)%
Foreign exchange impact	0.2%	(0.1)%	(0.6)%	—%
Acquisition impact	(5.9)%	—%	—%	(4.1)%
Organic sales % (decrease) increase	(2.9)%	(15.3)%	3.4%	(5.4)%

	Year Ended
	Americas	Europe	APMEA	Total

Net sales December 31, 2024	$1,664.9	$453.3	$134.0	$2,252.2
Net sales December 31, 2023	1,428.1	512.1	116.1	2,056.3
Dollar change	$236.8	$(58.8)	$17.9	$195.9
Net sales % increase (decrease)	16.6%	(11.5)%	15.4%	9.5%
Foreign exchange impact	0.1%	(0.3)%	0.8%	—%
Acquisition impact	(14.5)%	—%	(7.0)%	(10.4)%
Organic sales % increase (decrease)	2.2%	(11.8)%	9.2%	(0.9)%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2025	2024

Net cash provided by operating activities	$402.0	$361.1
Less: additions to property, plant, and equipment	(45.7)	(35.3)
Plus: proceeds from the sale of property, plant, and equipment	—	5.9
Free cash flow	$356.3	$331.7

Net income	$340.8	$291.2

Cash conversion rate of free cash flow to net income	104.5%	113.9%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	December 31,	December 31,
	2025	2024

Current portion of long-term debt	$—	$—
Plus: long-term debt, net of current portion	197.7	197.0
Less: cash and cash equivalents	(405.5)	(386.9)
Net debt	$(207.8)	$(189.9)

Net debt	$(207.8)	$(189.9)
Total stockholders’ equity	2,027.7	1,707.9
Capitalization	$1,819.9	$1,518.0

Net debt to capitalization ratio	(11.4)%	(12.5)%

TABLE 6

2026 FULL YEAR OUTLOOK – RECONCILIATION OF NET SALES GROWTH TO ORGANIC SALES GROWTH AND OPERATING MARGIN TO ADJUSTED OPERATING MARGIN

(Unaudited)

Total Watts
Full Year
2026 Outlook
Approximately
Net Sales
Net sales growth	8% to 12%
Forecasted impact of acquisition / FX	(6)%
Organic sales growth	2% to 6%

Operating Margin
Operating margin	18.8% to 19.4%
Forecasted restructuring / other costs	0.3%
Adjusted operating margin	19.1% to 19.7%